                                                                   EXHIBIT 10.56

                             STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT (this "Agreement") is entered into on December 21, 2001, by and between IDS ENGINEERING MANAGEMENT, LC, a Texas company ("Pledgor"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation, as Agent for itself and the other financial institution(s) from time to time a party to the Loan Agreement (as hereinafter defined) ("Pledgee"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

          1. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as collateral security for and to secure the prompt payment and performance in full of the Secured Obligations (hereinafter defined), Pledgor hereby assigns to Pledgee and grants to Pledgee, for the benefit of Lenders, a continuing security interest in all issued and outstanding shares of capital stock (including, without limitation, all shares of capital stock represented by the stock certificates identified on Schedule I attached hereto) of Petrocon Engineering, Inc., a Texas corporation ("Borrower"), whether now or hereafter issued by Borrower, together with all proceeds, products and increases thereof and substitutions and replacements therefor (collectively, the "Collateral").

          As used in this Agreement, the term "Secured Obligations" shall mean any and all (i) Obligations of Pledgor or Borrower to Pledgee and/or Lenders, pursuant to that certain Second Amended and Restated Loan and Security Agreement, dated as of the date hereof, by and among Pledgor, Borrower, IDS Engineering, Inc., a Texas corporation, Thermaire, Inc., a Texas corporation, Constant Power Manufacturing, Inc., a Texas corporation, Industrial Data Systems, Inc., a Texas corporation, Triangle Engineers and Constructors, Inc., a Texas corporation, Petrocon Systems, Inc., a Texas corporation, Petrocon Technologies, Inc., a Texas corporation, Petrocon Engineering of Louisiana, Inc., a Louisiana corporation, R.P.M. Engineering, Inc., a Louisiana corporation, Alliance Engineering Associates, Inc., a Texas corporation, Petrocon Construction Resources, Inc., a Texas corporation, Pledgee and Lenders (as amended from time to time, the "Loan Agreement") and (ii) extensions, renewals, modifications, increases and replacements of the foregoing. The term "Secured Obligations" shall include, without limitation, all unpaid accrued interest thereon and all costs and expenses payable as hereinafter provided:
(i) whether now existing or hereafter incurred; (ii) whether direct, indirect, primary, absolute, secondary, contingent, secured, unsecured, matured, or unmatured; (iii) whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred; (iv) whether such indebtedness was originally contracted with Pledgee or with another or others; (v) whether or not such indebtedness is evidenced by a negotiable or nonnegotiable instrument or any other writing; and (vi) whether such indebtedness is contracted by Pledgor or Borrower individually or jointly or severally with another or others.

          2. Pledgor represents and warrants that (i) Pledgor is the legal and beneficial owner of the Collateral, free and clear of all liens and encumbrances; (ii) there are no restrictions upon the transfer of any of the Collateral, other than as may appear and may be referenced on the face of the certificates, those arising under applicable state or federal securities laws and those existing on the date hereof and disclosed to Pledgee in writing; (iii) Pledgor owns 100% of the issued and outstanding capital stock of Borrower; (iv) except as disclosed to Pledgee in writing, there are no existing obligations to issue capital stock or securities convertible into capital stock of Borrower.

          3. In furtherance of Pledgee's security interest in the Collateral, Pledgor agrees to deliver to Pledgee, on the date of this Agreement, the stock certificates identified on Schedule I attached hereto, together with stock powers duly executed in blank by Pledgor.

          4. With respect to the Collateral, Pledgor hereby appoints Pledgee its attorney-in-fact to arrange for the transfer of the Collateral on the books of Borrower to the name of Pledgee during the continuance of any Event of Default; provided, however, that Pledgee shall be under no obligation to do so.

          5. During the term of this Agreement, provided no Event of Default then exists, Pledgor shall have the right, where applicable, to vote the Collateral on all corporate questions, and Pledgee shall, if necessary, execute due and timely proxies in favor of Pledgor for this purpose.

          6. While an Event of Default exists, Pledgee may exercise all of the rights and privileges in connection with the Collateral to which a transferee may be entitled as the record holder thereof, together with the rights and privileges otherwise granted hereunder. Pledgee shall be under no obligation to exercise any of such rights or privileges.

          7. If, with the consent of Pledgee, Pledgor shall substitute or exchange other securities in place of those herein mentioned, all of the rights and privileges of Pledgee and all of the obligations of Pledgor with respect to the securities originally pledged or held as Collateral hereunder shall be forthwith applicable to such substituted or exchanged securities.

          8. While an Event of Default exists, Pledgee shall be authorized to collect all dividends, interest payments, and other amounts (including amounts received or receivable upon redemption or repurchase) that may be, or become, due on any of the Collateral. If Pledgor receives any such dividends, payments or amounts after the occurrence and during the continuance of an Event of Default, it shall immediately endorse and deliver the same to Pledgee in the form received. All such amounts which Pledgee receives and retains in accordance with the terms of this paragraph 8 shall be applied to reduce the principal amount outstanding on the Secured Obligations in the inverse order of maturity. Pledgee is, furthermore, authorized to give receipts in the name of Pledgor for any amounts so received. Pledgee shall be under no obligation to collect any such amounts.

          9. In the event that, during the term of this Agreement, subscription warrants or any other rights or options shall be issued in connection with the Collateral, such warrants, rights or options shall be immediately assigned, if necessary, by Pledgor to Pledgee. If any such warrants, rights or options are exercised by Pledgor, all new securities so acquired by Pledgor shall be immediately assigned to Pledgee, shall become part of the Collateral and shall be endorsed to, delivered to and held by Pledgee under the terms of this Agreement in the same manner as the securities originally pledged.

          10. In the event that, during the term of this Agreement, any share, dividend, reclassification, readjustment or other change is declared or made in the capital structure of Borrower, all new, substituted and additional shares, or other securities, issued by reason of any such change shall become part of the Collateral and shall be endorsed to, delivered to and held by Pledgee under the terms of this Agreement in the same manner as the securities originally pledged.

          11. Pledgor authorizes Pledgee, without notice or demand, and without affecting the liability of Pledgor hereunder, from time to time to:

          (A) hold security in addition to and other than the Collateral for the payment of the Secured Obligations or any part thereof, and exchange, enforce, waive and release any Collateral or any part thereof, or any other such security, or part thereof;

          (B) release any of the endorsers or guarantors of the Secured Obligations secured hereunder or any part thereof, or any other person whomsoever liable for or on account of such Secured Obligations;

          (C) on the transfer of all or any part of the Secured Obligations secured hereunder, Pledgee may assign all or any part of Pledgee's security interest in the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to the Collateral so transferred; provided, however, that in no event shall Pledgee be liable for any act or omission or negligent act or negligent omission with respect to the Collateral, other than acts or omissions constituting gross negligence, willful misconduct, tortious breach of contract or violation of law. The transferee of the Collateral shall be vested with the rights, powers and remedies of Pledgee hereunder, and with respect to any Collateral not so transferred, Pledgee shall retain all rights, powers and remedies hereby given; and

          (D) Pledgor hereby waives any right to require Pledgee to proceed against Pledgor, Borrower or any other person whomsoever, to proceed against or exhaust any collateral or any other security held by Pledgee, or to pursue any other remedy available to Pledgee. Pledgor further waives any defense arising by reason of any liability or other defense of Pledgor or of any other person. Pledgor shall have no right to require Pledgee to marshal collateral.

          12. It shall not be necessary for Pledgee to inquire into the powers of Pledgor or the officers, directors or agents acting or purporting to act on behalf of Pledgor, and any obligations made or created in reliance on the professed exercise of such powers shall be secured hereunder.

          13. To the extent permitted by applicable law and in the Loan Agreement, Pledgee shall be under no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protest, or notices of dishonor in connection with the Secured Obligations.

          14. The occurrence of an "Event of Default" under the Loan Agreement shall, at the option of Pledgee, constitute an "Event of Default" under this Agreement.

          15. While an Event of Default exists, Pledgee shall have the right to exercise all rights and remedies afforded to it under the Loan Agreement and, in this connection, the Pledgee may sell all or any part of the Collateral in such manner as provided in the Loan Agreement. Pledgee shall apply the proceeds of any such sale or sales of the Collateral in the manner provided in the Loan Agreement.

          16. Upon the indefeasible repayment in full in cash of the Secured Obligations, Pledgee will promptly, at Pledgor's expense, deliver all of the Collateral to Pledgor along with all instruments of assignment executed in connection therewith, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence Pledgee's release of Pledgee's security interest hereunder.

          17. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LOCAL LAW OF THE STATE OF TEXAS EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION.


                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, Pledgor and Pledgee have executed this Agreement as of the date first above written.

                                 PLEDGOR:

                                 IDS ENGINEERING MANAGEMENT, LC


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:

                                 PLEDGEE:

                                 FLEET CAPITAL CORPORATION, as Agent


                                 By:
                                    -----------------------------
                                    Dan A. Hughes
                                    Vice President

                                   SCHEDULE I

            Capital Stock Pledged by IDS Engineering Management, LC


    Name                    Certificate            Record Holder                 Number of
                               Number                                              Shares
Petrocon Engineering, Inc.                  IDS Engineering Management, LC

                                  SCHEDULE II
                                  -----------

                  Original Stock Certificates with Stock Power